Exhibit 21
SUBSIDIARIES OF NISOURCE
as of December 31, 2013

Segment/Subsidiary	State of Incorporation
GAS DISTRIBUTION OPERATIONS
Bay State Gas Company d/b/a Columbia Gas of Massachusetts	Massachusetts
Columbia Gas of Kentucky, Inc.	Kentucky
Columbia Gas of Maryland, Inc.	Delaware
Columbia Gas of Ohio, Inc.	Ohio
Columbia Gas of Pennsylvania, Inc.	Pennsylvania
Columbia Gas of Virginia, Inc.	Virginia
NiSource Gas Distribution Group, Inc.	Delaware

ELECTRIC OPERATIONS
Northern Indiana Public Service Company*	Indiana

COLUMBIA PIPELINE GROUP OPERATIONS
Columbia Gas Transmission, L.L.C.	Delaware
Columbia Gulf Transmission, L.L.C.	Delaware
Central Kentucky Transmission Company	Delaware
Crossroads Pipeline Company	Indiana
Columbia Pipeline Group Services Company	Delaware
NiSource Midstream & Minerals Group, L.L.C.	Delaware

CORPORATE AND OTHER OPERATIONS
Columbia Energy Group	Delaware
Columbia Gas of Ohio Receivables Corporation	Delaware
Columbia Gas of Pennsylvania Receivables Corporation	Delaware
NiSource Capital Markets, Inc.	Indiana
NiSource Corporate Group, Inc.	Delaware
NiSource Corporate Services Company	Delaware
NiSource Development Company, Inc.	Indiana
NiSource Energy Technologies, Inc.	Indiana
NiSource Finance Corp	Indiana
NiSource Insurance Corporation, Inc.	Utah
NIPSCO Accounts Receivable Corporation	Indiana
* Reported under Gas Distribution Operations and Electric Operations.